UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

PUBLIC SERVICE COMPANY OF
NEW HAMPSHIRE

(Exact name of registrant as specified in its charter)

New Hampshire

(State or other jurisdiction of incorporation)

001-06392 (Commission File Number)	02-0181050 (I.R.S. Employer Identification No.)

Energy Park 780 North Commercial Street Manchester, New Hampshire (Address of principal executive offices)	03101-1134 (Zip Code)

Registrant’s telephone number, including area code:  (603) 669-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2008, Public Service Company of New Hampshire (“PSNH”) issued $110,000,000 aggregate principal amount of its 6.00% First Mortgage Bonds, Series O, due 2018 (the “Bonds”), pursuant to an Underwriting Agreement, dated May 19, 2008, among Barclays Capital Inc. and BNY Mellon Capital Markets, LLC, as representatives of the underwriters named therein, and PSNH (the “Underwriting Agreement”). The Bonds were issued under a Sixteenth Supplemental Indenture, dated as of May 1, 2008, between PSNH and U.S. Bank National Association, Trustee, supplementing the First Mortgage Indenture, dated as of August 15, 1978, between the Company and U.S. Bank National Association as Trustee, as amended and supplemented.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1	Underwriting Agreement, dated September 17, 2007, Barclays Capital Inc. and BNY Mellon Capital Markets, LLC, as representatives of the underwriters named therein, and PSNH.
4.1	Sixteenth Supplemental Indenture establishing the terms of the Bonds, dated as of May 1, 2008, between PSNH and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”).
4.2	Form of Series O Bond (included as Schedule A to the Supplemental Indenture filed herewith as Exhibit 4.1).
5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Bonds (including consent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrant)
May 29, 2008	By:	/s/ PATRICIA C. COSGEL
Patricia C. Cosgel Assistant Treasurer – Finance